EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Jeffrey Walker, the Chief Executive Officer/Chief Financial Officer and Director of Alliance Entertainment Holding Corporation (the “Registrant”), certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Registrant for the year ended June 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

September 19, 2024	/s/ Jeffrey Walker
	Name:	Jeffrey Walker
	Title:	Chief Executive Officer and Director (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Alliance Entertainment Holding Corporation and will be retained by Alliance Entertainment Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.